UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 15, 2017

Date of Report (Date of earliest event reported)

INNOCOLL HOLDINGS PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	001-37720	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Innocoll AG

Unit 9, Block D

Monksland Business Park

Monksland, Athlone

Ireland

(Address of principal executive offices)

+353 (0) 90 648 6834

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 15, 2017, Innocoll Holdings plc (the "Company") received a letter from The Nasdaq Stock Market indicating that for 30 consecutive business days beginning on December 30, 2016 the Company’s ordinary shares had not maintained a minimum closing bid price of $1.00 (“Minimum Bid Price Requirement”) per share as required by Nasdaq Listing Rule 5450(a)(1).  This notice of noncompliance has had no immediate impact on the continued listing or trading of the Company’s ordinary shares on The Nasdaq Global Market.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided a period of 180 calendar days from the date of the notification, or until August 14, 2017 (the "Compliance Period"), in which to regain compliance with the Minimum Bid Price Requirement. In order to regain compliance with the Minimum Bid Price Requirement, the closing bid price of the Company’s ordinary shares must be at least $1.00 per share for a minimum of ten consecutive business days during the Compliance Period.

In the event that the Company does not regain compliance within the Compliance Period, the Company may be eligible to seek an additional 180-calendar day compliance period if it elects to transfer the listing of its ordinary shares to The Nasdaq Capital Market, meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and provides written notice to Nasdaq of its intent to cure the deficiency during this second compliance period, by effecting a reverse stock split, if necessary. However, if it appears to the Nasdaq Staff that the Company will not be able to cure the deficiency, or if the Company is otherwise not eligible, Nasdaq will provide notice to the Company that its ordinary shares will be subject to delisting (a "Staff Delisting Determination").

If the Company receives a Staff Delisting Determination, the Company may, at that time, request in writing that a Nasdaq Hearing Panel review the matter in a written or an oral hearing.  Such a review, if granted, would stay delisting until a Panel ruling.  After the Nasdaq Hearing Panel determination is final, the Company may then appeal the Hearing Panel decision to the Listing Council.  If granted, such an appeal would not stay the Hearing Panel decision.

The Company intends to monitor the closing bid price of its ordinary shares and may, if appropriate, consider implementing available options to regain compliance with the Minimum Bid Price Requirement under the Nasdaq Listing Rules.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innocoll Holdings plc

By:	/s/ Jose Carmona
Name: Jose Carmona
Title: Chief Financial Officer

Date:  February 16, 2017